Exhibit (h)(vi)

FMI FUNDS, INC.
THIRD AMENDMENT TO THE TRANSFER AGENT
 SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of the 31st day of December, 2010, to the Transfer Agent Servicing Agreement, dated as of December 17, 2003, as amended March 23, 2006 and December 21, 2007 (the "Agreement"), is entered into by and between FMI Funds, Inc., a Wisconsin corporation (the "Company") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the Agreement to add a fund and to amend the fees; and

WHEREAS, Section 9 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FMI FUNDS, INC.                                                      U.S. BANCORP FUND SERVICES, LLC

By: /s/John S. Brandser	By: /s/Michael R. McVoy

Name: John S. Brandser	Name: Michael R. McVoy

Title: Vice President	Title: Executive Vice President

Amended Exhibit A
to the
Transfer Agent Servicing Agreement
Fund Names

Separate Series of the FMI Funds, Inc.

Name of Series
FMI Focus Fund
FMI Large Cap Fund
FMI International Fund

Amended Exhibit B to the Transfer Agent Servicing Agreement TRANSFER AGENT & SHAREHOLDER SERVICES FMI FUNDS- ANNUAL FEE SCHEDULE-EFFECTIVE 10/01/2010
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
    No-Load  - $15.00 /account
    Closed Accounts - $5.00 /account
Annual Minimum
    $24,000 FMI Focus fund
    $15,000 Large Cap, Common Stock, Provident      Trust, International Fund

CCO Support           $2000/annually

Activity Charges
 Telephone Calls - $1.50 /call
 Draft Check Processing - $1.00 /draft
 Daily Valuation Trades - $10.00 /trade
 Lost Shareholder Search - $5.00 /search
 AML Base Service (excl Level 3 accounts)
0-999 accounts - $500.00/year
1,000-4,999 accounts - $1,000/year
5,000-9,999 accounts - $2,500/year
10,000+ accounts - $5,000/year
 AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account
 ACH/EFT Shareholder Services:
$125.00 /month/fund group
$  .50 /ACH item, setup, change
$5.00 /correction, reversal
   Omnibus Accounts:
     •  $1.25 per transaction

Out-of-pocket Costs - Including but not limited to:
 Telephone toll-free lines, call transfers, etc.
 Mailing, sorting and postage
 Stationery, envelopes
 Programming, special reports
 Insurance, record retention, microfilm/fiche
 Proxies, proxy services
 ACH fees, NSCC charges
 DST Disaster Recovery
 All other out-of-pocket expenses

Fees are billed monthly.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
 $15.00 /qualified plan acct (Cap at $30.00/SSN)
 $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
 $25.00 /transfer to successor trustee
 $25.00 /participant distribution (Excluding SWPs)
 $25.00 /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
 $15.00 /outgoing wire transfer
 $15.00 /overnight delivery
 $  5.00 /telephone exchange
 $25.00 /return check or ACH
 $25.00 /stop payment
 $  5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.   Fund Group Setup (first cusip) - $2,000 /fund group
2.   Fund Setup - $1,500 /cusip (beyond first cusip)
3.   NSCC Service Interface – All NSCC Services
     Setup - $1,500 /fund group
     Annual - $1,400 /cusip/year
4.   Telecommunications and Voice Services
     Service Setup - $1,650 ATT transfer connect
     VRU Setup - $500 /fund group
     VRU Maintenance - $100 /cusip/month
     $.35 /voice response call
     $.40 /voice recognition call
5.    Average Cost  $.36/account/year
6.    Development/Programming - $150 /hour
7.    File Transmissions – subject to requirements
8.    Selects - $300 per select
9.    Extraordinary services – charged as incurred
10. Conversion of Records (if necessary) – Estimate to be provided.
11. Custom processing, re-processing
        All other extraordinary services

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